Exhibit 99.2

                                   CVC, INC.
                                  525 Lee Road
                           Rochester, New York 14606

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                            ______________ ___, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Christine B. Whitman and Emilio O. DiCataldo, and each of them with full power of substitution and re-substitution, proxies to vote at the Special Meeting of Stockholders of CVC, Inc. to be held on __________ ___, 2000 at 9:30 a.m. (New York City time) at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York, and at all adjournments or postponements thereof, all shares of common stock of CVC which the undersigned is entitled to vote as directed below, and in their discretion upon such other matters as may come before the meeting.

      The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. If not otherwise specified by the stockholder, the shares represented by this proxy will be voted FOR the merger and FOR the other matters described on the reverse side.

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

               (Continued and to be signed on the reverse side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                        Special Meeting of Stockholders
                                   CVC, INC.

                             _____________ ___, 2000


                 Please Detach and Mail in the Envelope Provided
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A |X| Please mark your
      votes as in this
      example

The Board of Directors Recommends a Vote "FOR" Proposal I.

                                                      FOR    AGAINST   ABSTAIN
PROPOSAL I.

Approval and adoption of the Agreement
and Plan of Merger and approval of the merger.        |_|      |_|       |_|

Transaction of such other business as may properly come before the Meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature ____________________ Signature __________________ Dated ________, 2000
                                         IF HELD JOINTLY

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying joint proxy statement/prospectus, receipt of which is hereby acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL I.

NOTE: SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. JOINT OWNERS (IF ANY) SHOULD EACH SIGN.